UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
July 26, 2017

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 26, 2017, United States Steel Corporation (the “Corporation”) announced the appointment of Mr. Kevin Bradley, age 55, as Executive Vice President & Chief Financial Officer of the Corporation, effective July 27, 2017. Prior to joining the Corporation, Mr. Bradley served in levels of increasing responsibility at Terex Corporation from 2005-2017. He served as Senior Vice President and Chief Financial Officer of Terex Corporation from 2013-2017, and from 2011-2013, he served as President, Terex Cranes. Prior to his time at Terex, Mr. Bradley served in various positions at GE Capital - Vendor Finance.

The Corporation has not entered into any transactions with Mr. Bradley identified in Item 404(a) of Regulation S-K, other than those related to compensation as an employee of the Corporation, and Mr. Bradley has no familial relationships with executives or directors of the Corporation.

As Executive Vice President & Chief Financial Officer, Mr. Bradley will receive the following compensation package:

•	Base salary of $700,000;

•	Annual target award under the Corporation’s annual incentive compensation plan of 100% of base salary;

•	Target annual grant under the Corporation’s long-term annual incentive plan of $2,100,000;

•	New hire award of $125,000 payable in cash; and

•
New hire award of $875,000 in long-term incentive awards for 2017 with the same terms as the executive officer long-term incentive award grants made in February 2017. This award will be made as of August 1, 2017, and is composed of 20% stock options (vesting ratably over three years), 20% restricted stock units (vesting ratably over three years), 30% performance-based restricted stock units (based on total shareholder return over a three-year period) and 30% performance-based cash (based on return on capital employed over a three-year period).

Mr. Bradley was also designated as a Tier I participant under the Corporation’s Change in Control Severance Plan, and will also receive compensation pursuant to certain plans provided by the Corporation, including health and benefit plans and retirement plans typically available to other executive officers. A description of these compensation plans can be found in the Corporation’s proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 14, 2017. These plans are also listed as exhibits to the Annual Report on Form 10-K filed with the Commission on February 28, 2017.

Mr. Bradley was also provided with certain benefits that are typically provided to newly hired executives, including reasonable relocation expenses, gross-up on the relocation expenses, limited loss on sale of his primary residence, a non-compete agreement, and a severance agreement. The severance agreement, which is described in Mr. Bradley’s offer letter, provides that, if the Corporation terminates his employment for reasons other than for cause within two years and if he is not entitled to any payment under the Change in Control Severance Plan, Mr. Bradley will be entitled to receive a lump sum payment equal to the sum of 12 months of base salary and one year of his target bonus under the Annual Incentive Compensation Program.

Item 8.01 Other Events

On July 26, 2017, the Corporation issued a press release announcing the appointment of Mr. Bradley as Executive Vice President & Chief Financial Officer effective July 27, 2017. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated July 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Colleen M. Darragh
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Colleen M. Darragh
Vice President & Controller

Dated: July 26, 2017